Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-203508, 333-210016, 333-216373 and 333-223382 on Form S-8 and Registration Statement Nos. 333-211063, 333-219639, and 333-219640 on Form S-3 of our report dated February 27, 2019, relating to the consolidated financial statements of Aduro Biotech, Inc. and subsidiaries (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

San Francisco, California

February 27, 2019